EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of CBL & Associates Properties, Inc. dated June 20, 2019, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:  June 20, 2019
LUXOR CAPITAL PARTNERS, LP

By:	LCG Holdings, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

LUXOR WAVEFRONT, LP

By:	LCG Holdings, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP

By:	LCG Holdings, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE, LTD.

By:	Luxor Capital Group, LP, as investment manager

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

THEBES OFFSHORE MASTER FUND, LP

By:	LCG Holdings, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

THEBES PARTNERS, LP

By:	LCG Holdings, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

LUXOR CAPITAL GROUP, LP

By:	Luxor Management, LLC, as General Partner

	By:	/s/ Norris Nissim
		Name:	Norris Nissim
		Title:	General Counsel

LCG HOLDINGS, LLC

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

LUXOR MANAGEMENT, LLC

By:	/s/ Norris Nissim
	Name:	Norris Nissim
	Title:	General Counsel

/s/ Norris Nissim
Norris Nissim, as Agent For Christian Leone